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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of StarMedia Network, Inc. for the registration of 6,000,000 shares of its common stock and the use of our reports dated September 14, 1999 with respect to the consolidated financial statements and the use of our reports dated September 14, 1999 with respect to the supplemental consolidated financial statements of StarMedia Network, Inc.



                                                    ERNST & YOUNG LLP



New York, New York
September 23, 1999